UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)

____________________

(323) 937-1060

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 22, 2014, Mercury General Corporation, a California corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with C&D Shammas Realty, LP, a California limited partnership, Workmen’s Holding Company, a California corporation, and Workmen’s Auto Insurance Company, a California domestic property and casualty insurance company (“Workmen’s”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to acquire all of the issued and outstanding capital stock of Workmen’s for an aggregate purchase price of $8 million.

The transaction is subject to customary closing conditions, including, among others, (i) receipt of regulatory and other approvals, consents and permits required to complete the transaction; (ii) absence of any order or injunction prohibiting the consummation of the transaction and (iii) absence of a material adverse effect on the Company prior to the closing.

A press release, issued October 23, 2014, announcing the Purchase Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 23, 2014, issued by Mercury General Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2014	MERCURY GENERAL CORPORATION

	By:	/s/ Theodore Stalick
Name: Theodore Stalick
Its: Chief Financial Officer

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